EXHIBIT 10.82

AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT

            THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment Agreement”) is made and entered into as of the 12th day of April, 2002, by and amongMILLER INDUSTRIES, INC., a Tennessee corporation (“Miller”), and MILLER INDUSTRIES TOWING EQUIPMENT INC., a Delaware corporation and wholly owned subsidiary of Miller (“Miller Towing”) (Miller and Miller Towing may be referred to herein individually as a “Borrower” and together as the “Borrowers”), EACH OF THE GUARANTORS SIGNATORY HERETO (the “Guarantors”), BANK OF AMERICA, N.A.,  a national banking association organized and existing under the laws of the United States, as agent (“Agent”) for the Lenders under the Credit Agreement (as defined below), and the Lenders.  Unless the context otherwise requires, all capitalized terms used herein without definition shall have the definitions provided therefor in the Credit Agreement.

W I T N E S S E T H:

            WHEREAS, the Agent, the Lenders and the Borrowers have entered into that certain Amended and Restated Credit Agreement dated as of July 23, 2001 (as hereby and from time to time amended, supplemented, modified or replaced, the “Credit Agreement”), pursuant to which the Lenders have agreed to make and have made available to the Borrowers a subordinated term loan credit facility in the initial principal amount of $14,000,000; and

            WHEREAS, the Borrowers have requested that the terms of the Credit Agreement be amended in the manner set forth herein, and that certain Defaults under the Credit Agreement be waived, and the Agent and the Lenders, subject to the terms and conditions contained herein, have agreed to such amendment, to be effective as of the date hereof;

            WHEREAS, the Borrowers, the Agent, the Lenders and the Guarantors acknowledge that the terms of this Amendment Agreement constitute an amendment and modification of, and not a novation of, the Credit Agreement;

            NOW, THEREFORE, in consideration of the mutual covenants and the fulfillment of the conditions set forth herein, the parties hereby agree as follows:

            1.            Definitions.  The term “Credit Agreement” or “Agreement” (as the case may be) as used herein and in the Loan Documents shall mean the Credit Agreement as hereby amended and modified, and as further amended, modified replaced or supplemented from time to time as permitted thereby.

            2.            Amendments to and Restatements of Terms of the Credit Agreement.  Subject to the conditions hereof, the Credit Agreement is hereby amended, effective as of the date hereof, as follows:

            (a)            The following definitions in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:

            ““Applicable Margin” means (i) for the period from March 1, 2002 until October 12, 2002, 0.00% per annum, and (ii) at all other times, 6.00% per annum.”

            ““Base Rate” means the sum of (i) for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (0.5%) or (b) the Prime Rate for such day and (ii) the Applicable Margin.  Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate. Notwithstanding the foregoing, during any such period that the Applicable Margin is equal to 0.00%, the Base Rate shall not exceed 6.00% per annum.”

            ““Consolidated Fixed Charges” means, with respect to any fiscal period of Miller and its Subsidiaries on a consolidated basis, without duplication, Consolidated Interest Expense, Capital Expenditures (excluding Capital Expenditures funded with Indebtedness of any of the Borrowers and Subsidiaries other than the Indebtedness hereunder or under the Senior Facility, but including, without duplication, principal payments with respect to such Indebtedness), scheduled principal payments of Indebtedness, and Federal, state, local and foreign income taxes (without any reduction in the amount of such taxes as a result of any tax refund), excluding deferred taxes; provided, in the case of principal payments hereunder, only principal amounts actually paid to the Agent and the Lenders in accordance with Section 2.1 hereof shall be included as “scheduled principal payments of Indebtedness” in calculating the amount of Consolidated Fixed Charges for any fiscal period.”

            ““Intercreditor Agreement” means the Amended and Restated Intercreditor and Subordination Agreement dated as of April 12, 2002 by and among the Agent, for the benefit of itself and the Lenders, the Lenders, and the Senior Agents.”

            ““Minimum Disposition Value” means, with respect to any asset which is sold by the Borrowers in connection with an Asset Disposition, or with respect to which the Lien in favor of the Agent (on behalf of itself and the Lenders) and the Senior Agents (on behalf of itself and the Senior Lenders and the Senior L/C Issuer) is released in connection with any Debt Offering: (i) at any time during which Excess Availability is greater than or equal to $10,000,000, the Net Proceeds received by the Borrowers in respect thereof, less the sum of (a) the Senior Collateral Value of such asset, if any, and (b) the amount of Required Payments with respect to such asset, if any; and (ii) at any time during which Excess Availability is less than $10,000,000, the Net Proceeds received by the Borrowers in respect thereof, less the sum of (a) the Senior Collateral Value of such asset, if any, and (b) the amount of Required Payments with respect to such asset, if any, times 0.5.”

            ““Post-Disposition Availability Requirement” means (i) $10,000,000 at any time prior to the sale of RoadOne Borrower Assets with an aggregate book value greater than or equal to 90% of the aggregate book value of all RoadOne Borrower Assets as of March 31, 2002, and (ii) $6,000,000 at any time thereafter.”

            ““Transition Date” means “Transition Date” as defined in the Senior Credit Agreement, as amended.”

            b)             Section 2.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            “2.1.            Term Loan; Payment of Principal.  Subject to the terms and conditions of this Agreement, the remaining outstanding balance of the Existing Facility that is not repaid from the proceeds of the initial funding of the Senior Facility shall be deemed to be Term Loans made by the Lenders hereunder in accordance with their respective Applicable Commitment Percentages; provided that the aggregate amount of the Term Loans shall not exceed the amount of the Term Loan Facility.  Borrowers shall cause the proceeds of the initial extensions of credit under the Senior Facility to be used on the closing date thereof to reduce the Existing Facility. In addition to any optional or mandatory prepayments as specified herein, the Borrowers shall make scheduled quarterly payments of principal on the Term Loans as follows (provided no principal payment shall be required to be made which would cause Excess Availability to be less than the Post-Disposition Availability Requirement after giving effect to such payment):

            (i)            On November 20, 2002, a principal payment equal to $875,000, provided Miller and its Subsidiaries maintain a Consolidated Fixed Charge Coverage Ratio of not less than 1.15 to 1.00 for the period of two fiscal quarters ending on September 30, 2002 as shown on the interim financial reports required to be delivered to the Agent on or before November 15, 2002 pursuant to Section 7.1(b) hereof, after giving effect to such payment;

            (ii)            On April 5, 2003, a principal payment equal to $875,000, provided Miller and its Subsidiaries maintain a Consolidated Fixed Charge Coverage Ratio of not less than 1.15 to 1.00 for the period of three fiscal quarters ending on December 31, 2002 as shown on the audited financial reports required to be delivered to the Agent on or before March 31, 2003 pursuant to Section 7.1(a) hereof, after giving effect to such payment; and

            (iii)            On May 20, 2003, a principal payment equal to $875,000, provided Miller and its Subsidiaries maintain a Consolidated Fixed Charge Coverage Ratio of not less than 1.15 to 1.00 for the Four-Quarter Period ending on March 31, 2003 as shown on the interim financial reports required to be delivered to the Agent on or before May 15, 2003 pursuant to Section 7.1(a) hereof, after giving effect to such payment.

            (c)            A new Section 2.2(c) is hereby added to the Credit Agreement to read in its entirety as follows:

            “(c)            During any such period that the Applicable Margin is equal to 0.00%, an amount equal to 6.00% (per annum) of the outstanding and unpaid principal amount of the Loan for such period shall accrue and be added to the principal amount of Outstandings, and shall be due and payable on the Term Loan Termination Date.  The amount of such additions shall be calculated simultaneously with the calculation by the Agent of interest due and payable by the Borrowers each month during such period.”

            (d)             Section 7.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            “7.3.            Existence, Qualification, Etc.   Except as otherwise expressly permitted under Section 8.7, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, and, except to the extent conveyed in connection with a transaction permitted hereunder, maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary and in which the failure to have such licenses or qualifications could reasonably be expected to have a Material Adverse Effect.”

            (e)             Section 8.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            “8.1.            Financial Covenants.

            (a)            Capital Expenditures. Make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Borrowers and their Subsidiaries on a consolidated basis would exceed (a) $5,600,000 for the Fiscal Year ending on December 31, 2001, (b) $6,250,000 for the Fiscal Year ending on December 31, 2002, and (c) $6,750,000 for any Fiscal Year thereafter.

           (b)            Consolidated Fixed Charge Coverage Ratio.      Permit the Consolidated Fixed Charge Coverage Ratio to be less than 1.0 to 1.0: (i) for the period of one fiscal quarter for the fiscal quarter ending on June 30, 2002, (ii) for the period of two fiscal quarters ending on September 30, 2002, (iii) for the period of three fiscal quarters ending on December 31, 2002, and (iv) for each Four-Quarter Period beginning with the Four-Quarter Period ending March 30, 2003.

           (c)            Consolidated EBITDA.    Permit Consolidated EBITDA for any Four-Quarter Period ending during the periods set forth below to be less than the following amounts for the following periods:

Four-Quarter Periods Ending:	Initial EBITDA Requirement:	Subsequent EBITDA Requirement:

June 30, 2002 through December 31, 2002	$16,000,000	$13,000,000

March 31, 2003 through Facility Termination Date	$19,000,000	$13,000,000

            For purposes of this Section 8.1(c), (i) “Initial EBITDA Requirement”  means the applicable minimum Consolidated EBITDA requirement for period from the Closing Date until the Transition Date, and (ii) “Subsequent EBITDA Requirement”  means the applicable minimum Consolidated EBITDA requirement for the period from the Transition Date until the Facility Termination Date.”

            (f)             Section 8.4(g) of the Credit Agreement is hereby amended and restated in its entirety as follows:

            “(g)            guaranty obligations, in an amount not to exceed $3,500,000 in the aggregate at any one time, of Miller incurred in the course of business directly or indirectly guaranteeing Indebtedness of any purchaser of an asset disposed of in an Asset Disposition;”

            (g)             Section 8.4(n) of the Credit Agreement is hereby amended and restated in its entirety as follows:

            “(n)             unsecured intercompany Indebtedness incurred on or after the Closing Date for loans and advances made by Miller or any Miller Borrower to any RoadOne Borrower, in an in an aggregate amount outstanding not to exceed $4,000,000 at any time.”

            (h)             Section 8.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            “8.5            Reserved.”

            (i)             Section 11.6A of the Credit Agreement is hereby amended and restated in its entirety as follows:

                        “11.6A.    Release of Liens.   The Agent is hereby authorized and obligated, at the request and expense of the Borrowers, (a) to release the Liens arising under the Security Instruments as may be necessary to effectuate any Asset Disposition (or other sale or disposition of assets), or any Debt Offering otherwise permitted hereunder, and (b) to release any Guaranty of any Subsidiary all or substantially all of the capital stock of which or other equity interests in which are being sold in an Asset Disposition.”

           3.            Continuing Effect of Loan Documents.  (a)  Each Guarantor hereby (i) consents and agrees to the amendments to the Credit Agreement set forth herein and (ii) confirms its joint and several guarantee of payment of all the Guarantors’ Obligations pursuant to the Guaranty.

            (b)  Each of the Borrowers and Guarantors hereby acknowledge and agree that each of the Security Instruments (i) remains in full force and effect and is hereby reaffirmed, (ii) continues to secure all of the Obligations of the Borrowers and the Guarantors’ Obligations pursuant to the Guaranty, as applicable, and (iii) notwithstanding anything to the contrary in any Security Instrument, shall remain in effect until the Facility Termination Date.

            4.            Representations and Warranties.  Each of the Borrowers hereby certifies that after giving effect to this Amendment Agreement :

            a.            The representations and warranties made by the Borrowers in Article VI of the Credit Agreement are true and correct in all material respects on and as of the date hereof, with the same effect as though such representations and warranties were made on the date hereof, except that the financial statements referred to in Section 6.6(a) shall be those most recently furnished to each Lender pursuant to Sections 7.1(a) and (b) of the Credit Agreement.

            b.            The Borrowers and each Subsidiary have the power and authority to execute and perform this Amendment Agreement and have taken all action required for the lawful execution, delivery and performance thereof; and

            c.            No event has occurred and no condition exists which has not been waived which, upon the consummation of the transaction contemplated hereby, will constitute a Default or an Event of Default on the part of the Borrowers under the Credit Agreement or any other Loan Document either immediately or with the lapse of time or the giving of notice, or both.

            5.            Conditions to Effectiveness.  This Amendment shall not be effective until the Agent has received to its satisfaction each of the following:

            a.            five (5) counterparts of this Amendment Agreement executed by the Borrowers, the Guarantors, the Agent and the Lenders;

            b.            payment of all reasonable and actual fees and expenses of counsel to the Agent and the Lenders incurred in connection with the execution and delivery of this Amendment;

            c.            a copy of the duly executed Second Amendment to Credit Agreement dated as of the date hereof among the Borrowers, the Guarantors, and the Senior Agents;

            d.            a copy of the duly executed, delivered and effective Amended and Restated Intercreditor and Subordination Agreement dated as of the date hereof among the Agent, the Lenders, and the Senior Agents; and

            e.            such other documents, instruments and certificates as reasonably requested by the Agent.

Upon the satisfaction of the conditions set forth in this Section 5, the Amendment Agreement shall be effective as of the date hereof.

            6.            Entire Agreement.  This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter.  No promise, condition, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and not one of them has relied on any such promise, condition, representation or warranty.  Each of the parties hereto acknowledges that, except as otherwise expressly stated herein, no representations, warranties or commitments, express or implied, have been made by any party to the other.  None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except as provided in the Credit Agreement.

            7.            Full Force and Effect of Agreement.  Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

            8.            Counterparts.  This Amendment Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            9.            Governing Law.  This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Georgia.

            10.            Enforceability.  Should any one or more of the provisions of this Amendment Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

            11.            Credit Agreement.  All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement as amended hereby.

            12.            Release.   Borrowers and Guarantors acknowledge that they have no existing defense, counterclaim, offset, right of recoupment, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of their respective liability to pay in full the indebtedness outstanding under the Credit Agreement and the Notes and the other Loan Documents.  In consideration for the execution of this Amendment Agreement, Borrowers and Guarantors do hereby release and forever discharge the Agent and the Lenders and all of their officers, directors, employees and agents from any and all actions, causes of action, debts, dues, claims, demands, liabilities and obligations of every kind and nature, both in law and equity, known or unknown, which might be asserted against the Agent or the Lenders based on actions or events occurring on or prior to the date of this Amendment Agreement. This release applies to all matters arising out of or relating to the Credit Agreement and the other Loan Documents and the lending, deposit and borrowing relationships between the Borrowers, the Guarantors, the Agent and the Lenders, including the administration, collateralization, and funding thereof.

            13.            No Novation.  This Agreement is given as an amendment and modification of, and not as a payment of, the Obligations of the Borrower under the Credit Agreement and is not intended to constitute a novation of the Credit Agreement. All of the indebtedness, liabilities and obligations owing by the Borrowers under the Credit Agreement and the Guarantor’s obligations under the Guaranties, as applicable, shall continue to be secured by the “Collateral” as defined in the Credit Agreement and the Borrowers and the Guarantors acknowledge and agree  that the “Collateral” as defined in the Credit Agreement shall continue to constitute “Collateral” hereunder and remains subject to a security interest in favor of the Agent for the benefit of itself and the Lenders and to secure such Obligations and Guarantors’ Obligations.

            14.            Default Waiver.  Effective as of the date hereof, the Agent and the Lenders hereby waive any Default or Event of Default resulting from (i) failure of the Borrowers to make any scheduled payment or interest on the Loan, pursuant to Section 9.1(b), (ii) failure of the Borrowers to timely make the deliveries required pursuant to Section 7.1(a) and Section 7.1(c), or (iii) the delivery to the Agent of a Payment Blockage Notice from the Senior Agent, pursuant to Section 9.1(g).  This waiver shall be a one-time waiver and shall in no way serve to waive any obligations of the Borrowers other than as expressly set forth above.

            16.            Successors and Assigns.  This Amendment Agreement shall be binding upon and inure to the benefit of each of the Borrowers, the Lenders and the Agent and their respective successors, assigns and legal representatives; provided, however, that the Borrowers, without the prior consent of the Agent, may not assign any rights, powers, duties or obligations hereunder.

            17.            Expenses.  Without limiting the provisions of Section 11.5 of the Credit Agreement, the Borrowers agree to pay to the Agent all reasonable costs and expenses (including without limitation reasonable legal fees and expenses) incurred or arising in connection with the negotiation and preparation of this Amendment Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 6 to Credit Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

BORROWERS:

MILLER INDUSTRIES, INC.

By: ________________________________
Name:______________________________
Title: _______________________________

MILLER INDUSTRIES TOWING
EQUIPMENT INC.

By: ________________________________
Name:______________________________
Title:_______________________________

GUARANTORS:

ACKERMAN WRECKER SERVICE, INC.
A-EXCELLENCE TOWING CO.
ALL AMERICAN TOWING SERVICES,
INC.
ALLIED GARDENS TOWING, INC.
ALLIED TOWING AND RECOVERY, INC.
ANDERSON TOWING SERVICE, INC.
APACO, INC.
ARROW WRECKER SERVICE, INC.
A TO Z ENTERPRISES, INC.
B&B ASSOCIATED INDUSTRIES, INC.
B-G TOWING, INC.
BEAR TRANSPORTATION, INC.
BEATY TOWING & RECOVERY, INC.
BERT’S TOWING RECOVERY
CORPORATION
BOB BOLIN SERVICES, INC.
BOB’S AUTO SERVICE, INC.
BOB VINCENT AND SONS
WRECKER
SERVICE, INC.
BOULEVARD & TRUMBULL TOWING,
INC.
BREWER’S, INC.
BRYRICH CORPORATION
CAL WEST TOWING, INC.
CEDAR BLUFF 24 HOUR TOWING, INC.
CENTRAL VALLEY TOWING, INC.
CENTURY HOLDINGS, INC.
CHAD’S, INC.
CHAMPION CARRIER CORPORATION
 CHEVRON, INC.
CLARENCE CORNISH AUTOMOTIVE                                                                               SERVICE, INC.
CLEVELAND VEHICLE DETENTION CENTER, INC.
COLEMAN’S TOWING & RECOVERY,
INC.
D.A. HANELINE, INC.
DVREX, INC.                                                                                                                                   DICK’S TOWING & ROAD SERVICE, INC.
DOLLAR ENTERPRISES, INC.
DON’S TOWING, INC.
DUGGER’S SERVICES, INC.
DURU, INC.

E.B.T., INC.
EXPORT ENTERPRISES, INC.
GARY’S TOWING & SALVAGE POOL, INC.
GOLDEN WEST TOWING EQUIPMENT, INC.
GOOD MECHANIC AUTO CO. OF
RICHFIELD, INC.
GREAT AMERICA TOWING, INC.
GREG’S TOWING, INC.
H&H TOWING ENTERPRISES, INC.
KAUFF’S, INC.
KAUFF’S OF FT. PIERCE, INC.
KAUFF’S OF MIAMI, INC.KAUFFS OF PALM BEACH, INC.
KEN’S TOWING, INC.
KING AUTOMOTIVE & INDUSTRIAL
EQUIPMENT, INC.
LWKR, INC.
LAZER TOW SERVICES, INC.
LEVESQUE’S AUTO SERVICE, INC.
LINCOLN TOWING ENTERPRISES, INC.
M&M TOWING AND RECOVERY, INC.
MAEJO, INC.
MEL’S ACQUISITION CORP.
MERL’S TOWING SERVICE, INC.
MID AMERICA WRECKER & EQUIPMENT
SALES, INC. OF COLORADO
MIKE’S WRECKER SERVICE, INC.
MILLER FINANCIAL SERVICES GROUP, INC.
MILLER/GREENEVILLE, INC.
MILLER INDUSTRIES DISTRIBUTING, INC.
MILLER INDUSTRIES INTERNATIONAL, INC.
MOORE’S SERVICE & TOWING, INC.
MOORE’S TOWING SERVICE, INC.
MOSTELLER’S GARAGE, INC.
MURPHY’S TOWING, INC.
OFFICIAL TOWING, INC.
P.A.T., INC.
PIPES ENTERPRISES, INC.
PULLEN’S TRUCK CENTER, INC.
PURPOSE, INC.
RANDY’S HIGH COUNTRY TOWING, INC.
RAY HARRIS, INC.

RMA ACQUISITION CORP.
RRIC ACQUISITION CORP.
RAY’S TOWING, INC.
RECOVERY SERVICES, INC.
RBEX, INC.
ROAD ONE, INC.
ROADONE EMPLOYEE SERVICES, INC.
ROAD ONE INSURANCE SERVICES, INC.
ROAD ONE SERVICE, INC.
ROADONE SPECIALIZED TRANSPORTATION, INC.
ROADONE TRANSPORTATION AND LOGISTICS, INC.
R.M.W.S., INC.
SANDY’S AUTO & TRUCK SERVICE, INC.
SAKSTRUP TOWING, INC.
SONOMA CIRCUITS, INC.
SOUTHERN WRECKER CENTER, INC.
SOUTHERN WRECKER SALES, INC.
SOUTHWEST TRANSPORT, INC.
SUBURBAN WRECKER SERVICE, INC.
TED’S OF FAYVILLE, INC.
TEXAS TOWING CORPORATION
THOMPSON’S WRECKER SERVICE, INC.
TOW PRO CUSTOM TOWING & HAULING,
INC.
TREASURE COAST TOWING, INC.
TRUCK SALES & SALVAGE CO., INC.
WALKER TOWING, INC.
WES’S SERVICE INCORPORATED
WESTERN TOWING; MCCLURE/EARLEY
ENTERPRISES, INC.
WHITEY’S TOWING, INC.
WILTSE TOWING, INC.
ZEHNER TOWING & RECOVERY, INC.

By:____________________________________
Name:__________________________________
Title:___________________________________

AGENT AND LENDERS:

BANK OF AMERICA, N.A.
successor to NATIONSBANK, N.A.,
as Agent for the Lenders and as a Lender

By:
Name:
Title:

WACHOVIA BANK, N.A.

By:
Name:
Title:

AMSOUTH BANK, formerly known as
FIRST AMERICAN NATIONAL BANK

By:
Name:
Title:

SUNTRUST BANK

By:
Name:
Title: